Texas Industries, Inc.

7¼% SENIOR NOTES DUE 2013

_________________________

Third Supplemental Indenture

Dated as of August 5, 2010
_________________________

to

Indenture

Dated as of July 6, 2005

_________________________

Wells Fargo Bank, National Association

Trustee

THIRD SUPPLEMENTAL INDENTURE (the “Third Supplemental Indenture”), dated as of August 5, 2010, between TEXAS INDUSTRIES, INC., a Delaware corporation (the “Company”), certain of its subsidiaries and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”), under an Indenture dated as of July 6, 2005, as supplemented by a First Supplemental Indenture and Second Supplemental Indenture both dated as of August 18, 2008 (the “Indenture”).

W I T N E S S E T H:

WHEREAS, Section 9.02 of the Indenture provides, among other things, that, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, the Company, the Guarantors and the Trustee may amend or supplement the Indenture; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid supplement to the Indenture in accordance with its terms have been done;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Effectiveness of Third Supplemental Indenture.  This Third Supplemental Indenture shall become effective as of the date hereof provided that the amendments to the Indenture set forth in Section 2 shall not become operative until the date (the “Amendment Effective Date”) that the Notes are accepted for purchase by the Company pursuant to the Offer to Purchase and Consent Solicitation Statement dated July 27, 2010.

Section 2. Amendments to Indenture.

(a)	The following definitions are hereby added to Section 1.01 of the Indenture:

“Amendment Effective Date” shall mean the “Amendment Effective Date” as defined in the Third Supplemental Indenture.

“Third Supplemental Indenture” shall mean that certain Third Supplemental Indenture, dated as of the date hereof, between the Company, certain of its subsidiaries and the Trustee.

(b)	Section 4.03 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.03.                      [INTENTIONALLY OMITTED].

(c)	Section 4.04 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.04.                      [INTENTIONALLY OMITTED].

(d)	Section 4.05 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.05.                      [INTENTIONALLY OMITTED].

(e)	Section 4.06 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.06.                      [INTENTIONALLY OMITTED].

(f)	Section 4.07 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.07.                      [INTENTIONALLY OMITTED].

(g)	Section 4.08 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.08.                      [INTENTIONALLY OMITTED].

(h)	Section 4.09 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.09.                      [INTENTIONALLY OMITTED].

(i)	Section 4.10 of the Indenture will be amended to add a new subsection (d) to read as follows:

(d)           The foregoing provisions of this Section 4.10 shall not apply with respect to any Asset Sale consummated after the Amendment Effective Date.

(j)	Section 4.11 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.11.                      [INTENTIONALLY OMITTED].

(k)	Section 4.12 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.12.                      [INTENTIONALLY OMITTED].

(l)	Section 4.13 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.13.                      [INTENTIONALLY OMITTED].

(m)	Section 4.14 of the Indenture will be amended to add a new subsection (f) to read as follows:

(f)           The foregoing provisions of this Section 4.14 shall not apply with respect to any Change of Control that occurs after the Amendment Effective Date.

(n)	Section 4.15 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.15.                      [INTENTIONALLY OMITTED].

(o)	Section 4.16 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.16.                      [INTENTIONALLY OMITTED].

(p)	Section 4.17 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.17.                      [INTENTIONALLY OMITTED].

(q)	Section 4.18 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.18.                      [INTENTIONALLY OMITTED].

(r)	Section 4.19 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.19.                      [INTENTIONALLY OMITTED].

(s)	Section 4.21 of the Indenture will be deleted in its entirety and replaced by the following:

Section 4.21.                      [INTENTIONALLY OMITTED].

(t)	Section 5.01 of the Indenture will be deleted in its entirety and replaced by the following:

Section 5.01.                      Merger, Consolidation or Sale of Assets.

(a) The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

(i) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the

Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(ii) [Intentionally Omitted]

(iii) [Intentionally Omitted]; and

(iv) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and this Indenture.

(b) In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

(c) [Intentionally Omitted]

(u)	The following clauses (a)(iii), (a)(v) and (a)(vi) of Section 6.01 of the Indenture will be deleted in their entirety and replaced with the following:

(iii)           failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under Sections 4.10, 4.14, 5.01 or 10.04;

(v)           [Intentionally Omitted]

(vi)           [Intentionally Omitted]

Section 3. Waiver.  Subject to the last sentence of Section 9.02(e) of the Indenture (to the extent it may be applicable), all Defaults and Events of Default that may exist under the Indenture at the Amendment Effective Date are hereby waived.

Section 4. Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE AND THE INDENTURE AS AMENDED HEREBY.

Section 5. Terms Defined.  Capitalized terms used in this Third Supplemental Indenture and not otherwise defined herein shall have the respective meanings set forth in the Indenture, as amended hereby.

Section 6. Counterparts.  This Third Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

Section 7. Severability Clause.  In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, to the extent permitted by law, the validity,

legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8. Ratification.  Except as expressly amended by this Third Supplemental Indenture, each provision of the Indenture shall remain in full force and effect, and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company and the Trustee.

*  *  *

IN WITNESS WHEREOF, the undersigned have caused this Third Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

“Company”

TEXAS INDUSTRIES, INC.

By:  /s/ KENNETH R. ALLEN
Name:  Kenneth R Allen
Title:  VP-Finance, Chief Financial Officer

“Trustee”

WELLS FARGO BANK, N.A.

By:  /s/ PATRICK T. GIORDANO
Name: Patrick T. Giordano
Title:  Vice President

“Guarantors”

BROOKHOLLOW CORPORATION
BROOK HOLLOW PROPERTIES, INC.
BROOKHOLLOW OF ALEXANDRIA, INC.
BROOKHOLLOW OF VIRGINIA, INC.
SOUTHWESTERN FINANCIAL CORPORATION
CREOLE CORPORATION
PACIFIC CUSTOM MATERIALS, INC.
RIVERSIDE CEMENT COMPANY
PARTIN LIMESTONE PRODUCTS, INC.
RIVERSIDE CEMENT HOLDINGS COMPANY
TXI AVIATION, INC.
TXI CALIFORNIA INC.
TXI CEMENT COMPANY
TXI POWER COMPANY
TXI RIVERSIDE INC.
TXI TRANSPORTATION COMPANY

By:              /s/ KENNETH R. ALLEN
Authorized Signatory

“Guarantors”

TEXAS INDUSTRIES HOLDINGS, LLC
TEXAS INDUSTRIES TRUST
TXI LLC
TXI OPERATING TRUST

By:           /s/ KENNETH R. ALLEN
Authorized Signatory

TXI OPERATIONS, LP

By:  TXI Operating Trust, its general partner

By:           /s/ KENNETH R. ALLEN
Authorized Signatory